UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2018 (September 25, 2018)

ProShares Trust II

(Exact name of registrant as specified in its charter)

Delaware	001-34200	87-6284802
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James C. Munsell

Kenny S. Terrero

c/o Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

and

Richard F. Morris

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

ProShare Capital Management LLC (the “Sponsor”) is the Sponsor of ProShares Trust II (the “Trust”), a Delaware statutory trust which is organized in twenty separate series. The series of the Trust are: ProShares Ultra Silver, ProShares Ultra Bloomberg Natural Gas, ProShares UltraShort Australian Dollar, ProShares Short Euro, ProShares UltraShort Euro, ProShares UltraShort Gold, ProShares UltraShort Bloomberg Natural Gas, ProShares UltraPro 3x Short Crude Oil ETF, ProShares UltraPro 3x Crude Oil ETF, ProShares UltraShort Bloomberg Crude Oil, ProShares Short VIX Short-Term Futures ETF, ProShares Ultra Bloomberg Crude Oil, ProShares Ultra Gold, ProShares Ultra Euro, ProShares Ultra VIX Short-Term Futures ETF, ProShares VIX Mid-Term Futures ETF, ProShares VIX Short-Term Futures ETF, ProShares Ultra Yen, ProShares UltraShort Yen and ProShares UltraShort Silver (each a “Fund” and collectively the “Funds”).

The Trust intends to engage The Bank of New York Mellon, a New York corporation authorized to do a banking business (“BNY Mellon”), to provide the Trust and the Funds with certain custodial, administrative and accounting, and transfer agency services, pursuant to the following agreements with BNY Mellon, which will be effective on or about October 1, 2018: (i) BNY Custody Agreement; (ii) BNY Administration and Accounting Agreement; and (iii) BNY Transfer Agency and Service Agreement.

There is no guarantee the transition to BNY Mellon will not will not be delayed in order to effect an orderly transition from the Trust and Funds’ current custodian, administrator and transfer agent.

Item 1.02 Termination of a Material Definitive Agreement.

The Trust (as defined in Item 1.01), for itself and on behalf of the Funds (as defined in Items 1.01), and Brown Brother Harriman and Co., a limited partnership organized under the laws of the State of New York (“BBH”), entered into a Custodian Agreement dated as of August 25, 2008 (the “BBH Custodian Agreement”) pursuant to which BBH provides certain custodial services for the Funds. The Trust, for itself and on behalf of the Funds, the Sponsor, and BBH entered into an Administration and Transfer Agency Services Agreement made as of August 7, 2008 (the BBH Admin and TA Agreement”, and together with the Custodian Agreement, the “BBH Agreements”), pursuant to which BBH provides certain administrative and transfer agency services to the Trust and the Funds.

Each BBH Agreement contains customary representations and warranties. Each BBH Agreement has an initial one-year term which automatically renews for successive one-year periods thereafter and may be terminated at any time by either party upon seventy-five (75) days’ prior written notice and with thirty (30) days’ prior written notice upon the occurrence of certain other events. The Trust has provided BBH notice of its intent to terminate the BBH Agreements and the BBH Agreements are scheduled to terminate as of the end of the day on September 30, 2018 (the “Termination Date”). There is no guarantee that the Termination Date will not be delayed in order to effect an orderly transition of services from BBH to a successor service provider. There are no termination penalties to be incurred by the Trust, the Funds, the Sponsor or BBH in connection with the termination of the Agreements.

The foregoing description is a summary, does not purport to be a complete description of the Agreements, and is qualified in its entirety by reference to the Agreements, copies of which were filed as Exhibit 10.2 to Pre-Effective Amendment No. 5 to Form S-1 that was filed by the Trust on November 17, 2008 and Exhibit 10.3 to Pre-Effective Amendment No. 4 to Form S-1 that was filed by the Trust on October 22, 2008 and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.2	Form of Transfer Agency and Service Agreement

10.3	Form of Custody Agreement

10.7	Form of Administration and Accounting Agreement

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are subject to risks and uncertainties, including, without limitation, statements regarding the Sponsor’s and the Trust’s expectations of having agreements with BNY Mellon in place by October 1, 2018. There can be no assurance that the Trust will enter into new agreements with BNY Mellon or that the terms of such new agreements will be similar to the terms contained in the Agreements. Statements containing words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate,” “seek” or any negative or other variations on such expression constitute forward-looking statements. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known and unknown, that could cause the actual results, performance, prospects or opportunities of the Trust and the Funds to differ materially from those expressed in, or implied by, these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2018

ProShares Trust II

/s/ Todd B. Johnson
Todd B. Johnson Principal Executive Officer